UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

PACIFIC CREST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street

Agoura Hills, California 91301

(Address of principal executive offices and zip code)

(818) 865-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.             Other Events.

On April 9, 2003, the Company announced that its Board of Directors had authorized the repurchase of an additional 300,000 shares of the Company’s common stock.  The common stock may be repurchased from time to time in the open market and in negotiated transactions.  The 300,000 shares represent approximately 6.2% of the Company’s common stock outstanding at March 31, 2003.  The Company also reported that during the first quarter of 2003, it had repurchased 55,508 shares of common stock under a previously approved stock repurchase plan.

The Company’s press release announcing the common stock repurchase authorization is attached as Exhibit 99.1 to this report.

Item 7.             Financial Statements and Exhibits.

(c)         Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated April 9, 2003 announcing the authorization of an additional 300,000 shares under the Company’s stock repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)

Date: April 11, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and
Chief Financial Officer